UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2023

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

#1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 9, 2023, APPLife Digital Solutions, Inc. (“we” or the “Company”) entered into a binding LOI (the “LOI”) with LeSalon Beauty Ltd., a company incorporated in England and Wales (“LeSalon”).  Under the terms of the LOI, the Company and LeSalon have agreed to enter into an asset purchase Agreement (the “APA”) for the purchase and sale of the assets of LeSalon in exchange for a total purchase price of $1,400,000, which shall consist of $100,000 cash to be paid within fourteen (14) days of closing of the APA and $1,300,000 worth of restricted common stock of the Company the “Restricted Stock”), to be paid within forty-five (45) days of the closing of the APA.  In the event the common stock of the Company does not exceed a three (3) day average trading price of at least $0.10 beginning on the date of the APA and ending on the six (6) month anniversary of the APA (the “Makeup Period”), the Company shall make up the difference by taking 13,000,000 shares and multiplying it by the product of $0.10 minus the highest three (3) day average traded price during the Make-up Period.  LeSalon’s founders agree to provide transition services to the Company for a period of at least twelve (12) months following the closing of the APA.

The foregoing information is a summary of the LOI involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the LOI, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the LOI for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Name
10.1	LOI with LeSalon Beauty Ltd. Dated August 9, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid
Matthew Reid
Principal Executive Officer